Exhibit 10.53

                              CONSULTING AGREEMENT

CONSULTING AGREEMENT (the "Agreement") dated as of the 15th day of April 2002, between Phone1 Inc., with offices at 100 North Biscayne Blvd., Miami, FL 33131 ("Phone1"), APC Development Inc., with offices at 7633 South 180th Street, Kent, WA 98032 ("APC") and H. Weaver Jordan with an address at 7633 South 180th Street, Kent, WA 98032 ("Jordan" and together with APC, the "Consultants").

                                R E C I T A L S:

         A. Phone1 desires to engage the services of Consultants, as independent consultants, due to their expertise in the telecommunications business;

         B. Consultants acknowledge that they have the technical knowledge and business background and experience to undertake their duties hereunder and will diligently and faithfully render the services requested of them; and

         C. Phone1 is a company engaged in the business of providing from public payphones domestic and international long distance telephone calls from the United States to anywhere in the world (the "Business"). The basic premise of the Business is to offer coin-operated direct-dial international calls from payphones at one dollar per call.

         NOW, THEREFORE, in consideration of the terms and the mutual undertakings contained herein, it is agreed as follows:

         1. Term. Subject to the terms of this Section 1 and Section 6 and 7, this Agreement shall commence on April 15, 2002 (the "Effective Date") and expire on September 15, 2002 (the date on which this Agreement shall expire, as such date may be extended in accordance with the terms of this Section 1 is hereinafter referred to as the "Expiration Date"). Subject to the terms of Sections 6 and 7, unless either party gives written notice to the other of its desire to terminate this Agreement at least thirty days prior to the then current Expiration Date or Extended Period (the "Termination Notification Date"), this Agreement will be automatically extended for further period(s) of six months from the then current Expiration Date (the "Extended Period") on the same terms and conditions as herein set forth. Except when the contrary is indicated, the phrase "the term of this Agreement" shall henceforth be deemed to include the Extended Period.

         2. Services, Availability of Consultant.

         Phone1 hereby engages Consultants to provide the services hereunder described and to faithfully perform all the obligations set forth herein. It is acknowledged by Consultants that they will make themselves available or make available to Phone1 their personel and employees necessary to perform the Services.

         3. Duties. During the term of this Agreement, Consultants shall render such consulting and engineering duties and services as may be requested and directed by the President, senior officers in the area of Pay Phone Operation, and Board of Directors of Phone1 or any of its successors or affiliates. Consultants are responsible for providing the consulting Services requested by Phone1 in connection with engineering services for network interface testing and system evaluations, prototype design and testing services for products (hardware and soft-firmware) and for the design and translation between LECs and IXCs


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systems that operate Coin Operated System and Regulated Payphones Systems, all
of them relating to the services that Phone1 and its affiliates provide (the "Services").

         4. Compensation. As full compensation for the performance of Consultants' obligations herein, Phone1 shall pay to the Consultants' for the performance of the Services and adherence to the covenants and undertakings of Consultants's under this Agreement a fee as described in Exhibit A attached to this Agreement.

         5. Return of Documents. On termination of this Agreement or at any time upon the request of Phone1, Consultants' shall return to Phone1 all documents, including all copies thereof, and all other property relating to the Business of Phone1, including, without limitation, design patents, concepts, device patents, interface and protocol patents, customer lists, agents or representatives lists, all financial information, letters, materials, reports, lists and records (all such documents and other property being hereinafter referred to collectively as the "Materials"), in their possession or control, no matter from whom or in what manner they may have acquired such property. Consultants acknowledge and agree that all of the Materials, whether developed by Consultants for Phone1 or otherwise, for the Business of Phone1 are property of Phone1 and release all claims of right of ownership thereto. Phone1 acknowledges and agrees that Consultants are currently providing similar services as the services described herein to other telecomunications companies and, therefore, the Materials are not intended to include any kind of products or services already patented and the property of Consultants or which Consultants is already offering to other companies unrelated to Phone1.

         6. Confidentiality.

                  (a) Consultants acknowledge they will have access to operating, financial and other information of Phone1 and its affiliates and customers of Phone1 including, without limitation, procedures, business strategies, and prospects and opportunities, techniques, methods and information about, or received by it, from its customers and that divulgence will irreparably harm Phone1 or any of its affiliates ("Confidential Information"). Consultants also acknowledge that the foregoing provides Phone1 with a competitive advantage (or that could be used to the disadvantage of Phone1 by a competitor). Consultants also acknowledge the interest of Phone1 in maintaining the confidentiality of such information and Consultants shall not, nor any person acting on behalf of Consultants, divulge, disclose or make known in any way or use for the individual benefit of Consultants or others any of such Confidential Information. The foregoing is not applicable to such of the Confidential Information that is established to be in the public domain otherwise than as a result of its unauthorized disclosure by Consultants or any other person.

                  (b) The customers of Phone1 entrust Phone1 with responsibility for their business in the expectation that Phone1 will hold all such matters, including in some cases the fact that they are doing business with Phone1 and the specific transactions in which they are engaged, in the strictest confidence ("Customer Confidences"). Consultants covenant that during the term of this Agreement and after the termination of this Agreement, they will hold all Customer Confidences in a fiduciary capacity and will not directly or indirectly disclose or use such information.

                  (c) Consultants hereby assign to Phone1 their entire right, title and interest in any idea, concept, patent, technique, invention and related documentation, other works of authorship, and the like (all hereinafter called "Developments") made, conceived, written, or otherwise created solely by them, their employees or jointly with others, whether or not such Developments are patentable, subject to copyright protection or susceptible to any other form of protection which relate to the actual Business or research or development of

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Phone1. Consultants, after the termination of this Agreement, shall return to
Phone1 (and shall not retain any copies or excerpts therefrom) all documents, notes, analyses or compilations, including all copies thereof, and all other property relating to Phone1 ("Phone1 Documents") including, but not limited to, documents generated by Consultants pursuant to their relation with Phone1.

                  (d) Consultants acknowledge that Phone1 has a compelling business interest in preventing unfair competition stemming from the use or disclosure of Customer Confidences and Confidential Information in the event that, after any termination on the activities of Consultants, Consultants provide information to a competitor of Phone1.

                  (e) Consultants further acknowledge that new customers they will service or will deal with while providing the Services for Phone1 are customers of Phone1 and not Consultants' personally. Consultants also acknowledge that, by virtue of this Agreement with Phone1, Consultants have gained or will gain knowledge of the identity, characteristics and preferences of the all customers of Phone1, and that Consultants will not use such Customer Confidences and Confidential Information at any time.

                  (f) Consultants acknowledge that Phone1 would not have an adequate remedy at law for breach of any of the covenants and agreements contained in Sections 6 and 7 and Consultants hereby consent to enforcement of the same by Phone1 by means of a temporary and/or permanent injunction issued by any court having jurisdiction thereof and that such injunction remedy is in addition to, and not in lieu of, any other remedies, including damages, to which Phone1 may be entitled to as a result of such breach. Consultants further acknowledge that Phone1 shall not be required to file a bond or make any cash or other deposit in connection with any proceeding they undertake to secure a temporary and/or permanent injunction.

         7. Several Covenants.

         Consultants undertake that during the term of this Agreement and for a period of 24 months thereafter that they will not, directly or indirectly (whether as a sole proprietor, partner, stockholder, director, officer, employee or in any other capacity as principal or agent), do any of the following:

                  (i) hire, or attempt to hire for employment, any person who is or was an employee of Phone1 within the twelve month period prior to the date of termination of this Agreement, or attempt to influence any such person to terminate its employment by Phone1; or

                  (ii) in any other manner interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between Phone1 and any of its employees, or disparage the business or reputation of Phone1 to any such person.

                  (iii) solicit, service or accept any actual or prospective accounts, clients or customers from Phone1 who were such during the term of this Agreement;

                  (iv) influence or attempt, directly or indirectly to influence any of the accounts, customers or clients referred to in Subsection 7(iii) to transfer their business or patronage from Phone1 to any other person or company engaged in a similar business.

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                  (v) assist any person or company soliciting, servicing or
accepting any of the accounts, customers or clients referred to in Subsection 7(iii); or

                  (vi) in any other manner interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between Phone1 and any of its customers or clients referred to in Subsection 7(iii), or any other person, or disparage the business or reputation of Phone1 to any such person.

         8. Blue-Pencil. If any court of competent jurisdiction shall at any time deem the term of any of the covenants and undertakings of Consultants under Sections 6 and 7 herein too lengthy, the other provisions of those Sections 6 and 7 shall nevertheless stand, the period of restriction shall be deemed to be the longest period permissible by law under the circumstances. The court in each case shall reduce the period of restriction to permissible duration.

         9. Notices. Unless otherwise specifically provided herein, all notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid at the following addresses, and/or to such other addresses and/or persons which either party may designate by like notice:

                  (a)      if to Consultants, to:

                           7633 South 180th Street
                           Kent, WA 98032

                  (b)      if to Phone1, to:

                           100 North Biscayne Blvd
                           Miami, FL 33131
                           Attn:  President

                           with a copy to:

                           David W.Sloan, Esq.
                           Proskauer Rose LLP
                           1585 Broadway
                           New York, New York 10036

         10. Independent Contractor. Consultants are and shall at all times be an independent contractor, rather than a co-venturer, agent, employee, or representative of Phone1. Consultant shall not, and have no power to, bind Phone1 in any manner.

         11. Additional Provisions.

                  (a) This Agreement shall inure to the benefit of, and be binding upon, Phone1 and Consultants and their respective successors and assigns; provided, however, that an assignment by Phone1 shall not release it from its obligations hereunder if the successor is not a financially viable entity. Consultants may not assign or delegate the performance of any of their rights and/or obligations under this Agreement.

                  (b) This Agreement constitutes the entire Agreement, representation and understanding of the parties hereto with respect to the subject matter hereof, and no amendment or modification hereof shall be valid or binding unless made in writing and signed by the parties hereto.

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                  (c) No waiver of any provision of this Agreement shall be
valid unless the same is in writing and signed by the party against whom it is sought to be enforced. No waiver of any default or breach of this Agreement shall be deemed a continuing waiver or a waiver of any other breach or default.

                  (d) If any provision of this Agreement is invalid or unenforceable in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability, but the foregoing shall not render invalid or unenforceable in such jurisdiction the remainder of this Agreement or the remainder of such provision or affect the validity or unenforceability of any provision of this Agreement in any other jurisdiction.

                  (e) Consultants acknowledge that prior to the execution of this Agreement they had full opportunity to consult with their independent attorneys and advisors as they deemed appropriate and they fully understands the nature and scope of their rights and obligations hereunder.

         12. Governing Law. This Agreement shall be governed by, and construed in accordance with the internal laws of the State of Florida without regard to principles of conflicts of law. In the event of any dispute with respect to the meaning of this Agreement or the rights or obligations of the parties hereto, all of such disputes shall be exclusively resolved in the United States District Court for the Southern District of Florida or, if such Court does not have subject matter jurisdiction thereof, in any court of general jurisdiction in Dade County, State of Florida. Each of the parties waives any right to object to the jurisdiction, the venue of either of such Courts, or to claim either Court is an inconvenient forum.

         IN WITNESS WHEREOF, the parties have executed this Agreement or caused this Agreement to be executed on the date first above written.

                                                     PHONE1,INC.

                                                     By: /s/ Dario Echeverry
                                                     ---------------------------
                                                     Name:    Dario Echeverry
                                                     Title: CEO


                                                     CONSULTANT

                                                     APC Inc.

                                                     By: /s/ Glenn Glover
                                                     ---------------------------
                                                     Name:    Glenn Glover
                                                     Title: General Manager

                                                     H. Weaver Jordan

                                                     /s/ H. Weaver Jordan
                                                     ---------------------------

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                                   EXHIBIT A:

The fees for the Services provided by Consultants shall be:

         A. A monthly fee payable to Weaver at a rate of $5,000 plus reasonable travel, lodging and related expenses incurred by Consultant while performing the Services for Phone1. Consultant shall provide Phone1 with all receipts and documentation supporting such expenses as may reasonably requested by Phone1.

         B. A fee at a rate of $150.00 per hour plus reasonable materials and supplies payable to APC for engineering services related to network interface testing and systems evaluations; for the design of services to the equipments; for devices and soft-firmware as necessary for the translation of the system or network to Phone1 or its affiliates.

         C. A fee at a rate of $125.00 per hour payable to APC for prototype design and testing services for products (hardware and soft-firmware) developed for Phone1 or any of its affiliates; and

         D. A fee to be negotiated in good faith between Phone1 and Consultants for testing services that may evolve from time to time with respect to the engineering and development services described above. The amount of this fee shall consider the product, the quantities and the timely introduction into the market.